Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Form of Certificate of Establishment and Designation of Series and Share Classes (Janus Real Return Allocation Fund) is incorporated herein by reference to Exhibit (a)(33) to Post-Effective Amendment No. 152 to Janus Investment Fund's registration statement on Form N-1A, filed on May 13, 2011; accession number 0000950123-11-049637 (File No. 2-34393). Since the filing thereof, the agreement was signed by Stephanie Grauerholz-Lofton.